Exhibit 99.1

USCB FINANCIAL HOLDINGS, INC. DECLARES

QUARTERLY CASH DIVIDEND ON COMMON STOCK

Press Release

MIAMI, FL – April 23, 2024 – USCB Financial Holdings, Inc. (the “Company”) (NASDAQ: USCB), the holding company for U.S. Century Bank (the “Bank”), announced today that its Board of Directors declared a regular quarterly cash dividend of $0.05 per share of Class A common stock, payable on June 5, 2024, to shareholders of record as of the close of business on May 15, 2024. Future dividend payments are subject to quarterly review and approval by the Board of Directors.

About USCB Financial Holdings, Inc.

USCB Financial Holdings, Inc. is the bank holding company for U.S. Century Bank. Established in 2002, U.S. Century Bank is one of the largest community banks headquartered in Miami, and one of the largest community banks in the state of Florida. U.S. Century Bank is rated 5-Stars by BauerFinancial, the nation’s leading independent bank rating firm. U.S. Century Bank offers customers a wide range of financial products and services and supports numerous community organizations, including the Greater Miami Chamber of Commerce, the South Florida Hispanic Chamber of Commerce, and ChamberSouth. For more information or to find a U.S. Century Bank banking center near you, please call (305) 715-5200 or visit www.uscentury.com.

Contacts:

Investor Relations

InvestorRelations@uscentury.com

Martha Guerra-Kattou

(305) 715-5141

MGuerra@uscentury.com